Exhibit 107

Calculation of Filing Fee Tables

S-8
(Form Type)

SIRIUSPOINT LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
(1)	Equity	Common Shares, par value $0.10 per share	Other	2,000,000	$23.455	$46,910,000	0.00013810	$6,478.27
	Total Offering Amounts					$46,910,000		$6,478.27
	Total Fee Offsets							-
	Net Fee Due							$6,478.27

(1)	This Registration Statement covers 2,000,000 common shares of the Registrant authorized to be offered and sold under The SiriusPoint SharePlan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate number of additional common shares of the Registrant that may be issuable as a result of stock splits, stock dividends, or similar transactions. The Proposed Maximum Offering Price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant’s common shares as reported on the New York Stock Exchange on May 22, 2026.

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